Exhibit (8)(c)(ii)

                    Amendment to Fund Participation Agreement

          This Amendment is made as of _______________, 1999 by and between Conseco Variable Insurance Company ("Conseco") (formerly, Great American Reserve Insurance Company), Federated Securities Corp. ("Federated") and Federated Insurance Series (the "Fund").

                                   BACKGROUND

          A. Conseco, Federated and the Fund are parties to a Fund Participation Agreement dated March 6, 1995 (the "Agreement").

          B. Notwithstanding any contrary provision contained in the Agreement, this amendment amends, supersedes and modifies the Agreement. The parties agree to amend the Agreement as follows:

                                    AMENDMENT

          1. The second "Whereas clause" of the Agreement is amended to read as follows:

"WHEREAS, the Fund is available to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable annuity and variable life insurance contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund will be made available in the future to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable life insurance policies (at which time such policies would also be "Variable Contracts" hereunder), and"

          2. Exhibit A to the Agreement is amended to read as follows:

"Conseco Variable Annuity Accounts C, E, F, G and H
Conseco Variable Life Account A"

FEDERATED SECURITIES CORP.                  CONSECO VARIABLE
                                            INSURANCE COMPANY

By: /s/ Richard B. Fisher                  By: /s/ Jon Davis
    ------------------------                    -------------------------------
Name: Richard B. Fisher                    Name: Jon Davis
      ----------------------                    -------------------------------
Title: Chairman                            Title: Senior Vice President
       ---------------------                     ------------------------------
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FEDERATED INSURANCE SERIES

By: /s/ John W. McGonigle
    ---------------------------------
Name: John W. McGonigle
      -------------------------------
Title: Executive Vice President
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